UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2004

UNITED REFINING COMPANY

(Exact name of Registrant as specified in its Charter)

Pennsylvania	333-35083	25-1411751
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

15 Bradley Street

Warren, Pennsylvania 16365

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 726-4674

Item 5. Other Events and Regulations FD Disclosure

On August 6, 2004, United Refining Company, a Pennsylvania corporation (the Company), issued a press release announcing the completion of its previously announced private placement offering of $200 million in Senior Notes due 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of United Refining Company on August 6, 2004 announcing completion of private offering of senior notes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2004	UNITED REFINING COMPANY

/s/ James E. Murphy
James E. Murphy
Principal Financial Officer

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Index to Exhibits

Exhibit No.	Description
99.1	Press Release of United Refining Company on August 6, 2004 announcing completion of private offering of senior notes.

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